Exhibit 99.1
Media Contacts:
Michael D. Porcelain, Senior Vice President and Chief Financial Officer
(631) 962-7103
Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES
RESULTS FOR FISCAL 2018 FOURTH QUARTER AND FULL YEAR AND
PROVIDES FISCAL 2019 GUIDANCE

Melville, New York – September 26, 2018 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the fourth quarter and fiscal year ended July 31, 2018. The Company also announced financial targets for its 2019 fiscal year.

2018 Fourth Quarter Highlights

•	Net sales for the fourth quarter of fiscal 2018 were $167.4 million as compared to the $147.8 million achieved during the fourth quarter of fiscal 2017.

•	Bookings during the fourth quarter of fiscal 2018 were $214.4 million, with a company-wide book-to-bill ratio (a measure defined as bookings divided by net sales) of 1.28.

•
Comtech received a number of strategic contracts and orders, including: (i) $44.8 million of orders to supply the U.S. Army with advanced VSAT equipment; (ii) a $31.0 million order to supply its Modular Transportable Transmission System troposcatter terminals to a foreign subsidiary of a U.S. based top-tier prime contractor; (iii) an award of over $20.0 million from a systems integrator for its new high-frequency amplifier products to support high-speed satellite networks; (iv) $16.6 million of orders to provide ongoing sustainment services for the U.S. Army's "SNAP" mobile satellite communications program; and (v) multi-year contract renewals worth $14.2 million for various SMS text messaging solutions.

•
GAAP operating income was $16.0 million and GAAP net income was $7.5 million, or $0.31 per diluted share. GAAP net income was negatively impacted by a net discrete tax expense of $2.3 million, or $0.09 per diluted share ("Tax Expense"), primarily due to updated estimates of the impact of H.R.1, also known as the Tax Cuts and Jobs Act ("Tax Reform"). Excluding the $2.3 million of Tax Expense, GAAP net income would have been $9.7 million, or $0.40 per diluted share.

•
Adjusted EBITDA was $30.7 million. Adjusted EBITDA is a non-GAAP financial measure which is reconciled to the most directly comparable GAAP financial measure and is more fully defined in the below table.

•
During the fourth quarter of fiscal 2018, the Company generated cash flows from operating activities of $19.7 million and reduced the level of its total indebtedness by $15.0 million. Total indebtedness as of July 31, 2018 was $171.3 million (excluding deferred financing fees) and its current cash borrowing rate is approximately 4.5%.

•	As of July 31, 2018, the Company had $43.5 million of cash and cash equivalents.

2018 Fiscal Year Highlights

•	Fiscal 2018 was the third consecutive year of revenue growth. Net sales for the fiscal year ended July 31, 2018 were $570.6 million as compared to the $550.4 million achieved during fiscal 2017.

•
Backlog as of July 31, 2018 reflects a record high of $630.7 million. Backlog does not include the portions of multi-year contracts that have not been funded. As such, the total value of multi-year contracts that Comtech has received is substantially higher. Bookings during fiscal 2018 were $755.1 million, with a company-wide book-to-bill ratio of 1.32.

•
GAAP operating income was $35.1 million and GAAP net income was $29.8 million, or $1.24 per diluted share. GAAP net income includes a full year net discrete tax benefit of $11.8 million, or $0.49 per diluted share ("Tax Gain"), primarily due to Tax Reform. Excluding the Tax Gain, GAAP net income would have been $18.0 million or $0.75 per diluted share.

•	Adjusted EBITDA was $78.4 million for the fiscal year ended July 31, 2018 as compared to the $70.7 million achieved during fiscal 2017.

•	During the fiscal year ended July 31, 2018, the Company generated cash flows from operating activities of $50.3 million and reduced the level of its total indebtedness by $29.2 million.

In commenting on the Company's performance, Fred Kornberg, President and Chief Executive Officer, noted "I could not be more pleased with our fourth quarter and fiscal 2018 performance. We enter fiscal 2019 with a record high backlog and strong business momentum in each of our two operating segments. I believe we are well-positioned for fiscal 2019 to be another successful year.”

2019 Fiscal Year Financial Targets

Looking forward, the Company believes that fiscal 2019 will be even better and have established the following consolidated financial targets:

•	Net sales goal with a range of approximately $600.0 million to $625.0 million.

•	Consolidated fiscal 2019 book-to-bill ratio expected to be in excess of 1.0.

•
GAAP operating income, as a percentage of net sales, expected to be higher than the 5.9% that Comtech achieved in fiscal 2018 when excluding the $1.7 million of favorable adjustments described in the Company's annual report on Form 10-K.

•
The Company's effective income tax rate (excluding discrete tax items in fiscal 2019) is expected to approximate 23.25% and reflects the full year benefit of the reduced U.S. statutory income tax rate resulting from Tax Reform.

•	GAAP diluted EPS goal with a range of approximately $0.89 to $1.10.

•	Adjusted EBITDA goal in a range of approximately $80.0 million to $86.0 million.

Comparable to Comtech's business cycle for the past several years, financial performance in the second half of fiscal 2019 is expected to be higher than the first half of fiscal 2019. In addition, given the straight-line amortization expense associated with intangible assets with finite lives, the Company expects to report GAAP operating income slightly above break-even in the first quarter of fiscal 2019, with each of the remaining fiscal 2019 quarters achieving GAAP operating income. Comtech’s GAAP operating income and Adjusted EBITDA in its first quarter of fiscal 2019 are expected to be a bit better than the amounts it achieved in the first quarter of fiscal 2018. After considering the impact of expected fiscal 2019 interest expense and income taxes, like in fiscal 2018, the Company expects to report a slight GAAP net loss in the first quarter of fiscal 2019 and GAAP net income for the remainder of the year.

In addition, based on the anticipated timing of shipments and performance related to orders currently in the Company's backlog and the timing of expected new orders, net sales and Adjusted EBITDA for each of its first three quarters of fiscal 2019 are expected to be a bit better when compared to the respective quarters of fiscal 2018. The Company's fourth quarter of fiscal 2019 is expected to be the peak quarter, by far, for consolidated net sales, operating income and Adjusted EBITDA.

The Company's revenue goal reflects the adoption of the Financial Accounting Standards Board's Accounting Standards Codification Topic 606 - "Revenue from Contracts with Customers," the impact of which was not material. Although the amount and timing of orders are difficult to predict, the Company expects to receive at least one additional order for its Blue Force Tracker-2 High Capacity ("BFT-2-HC") mobile satellite transceivers in fiscal 2019. If the Company receives and can ship multiple or very large orders for its BFT-2-HC mobile satellite transceivers, actual fiscal 2019 net sales, operating income and Adjusted EBITDA could ultimately be higher.

Additional information about the Company’s fiscal 2019 guidance is included in the Company’s fourth quarter investor presentation which is located on the Company’s website at www.comtechtel.com.

Conference Call
The Company has scheduled an investor conference call for 8:30 AM (ET) on Thursday, September 27, 2018. Investors and the public are invited to access a live webcast of the conference call from the Investor Relations section of the Comtech website at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (877) 876-9174 (domestic), or (785) 424-1672 (international) and using the conference I.D. "Comtech." A replay of the conference call will be available for seven days by dialing (800) 753-4652 or (402) 220-4235. In addition, an updated investor presentation, including earnings guidance, is available on the Company's website.

About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company sells products to a diverse customer base in the global commercial and government communications markets.

Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company's future performance and financial condition, plans and objectives of the Company's management and the Company's assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company's control which may cause its actual results, future performance and financial condition, and achievement of plans and objectives of the Company's management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, among other things: the risk that the Company will be unsuccessful in implementing a tactical shift in its Government Solutions segment away from bidding on large commodity service contracts and toward pursuing contracts for its niche products with higher margins; the nature and timing of receipt of, and the Company's performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements, including the risks associated with the Company's recent launch of HeightsTM Dynamic Network Access Technology ("HEIGHTS" or "HDNA"); changing customer demands and or procurement strategies; changes in prevailing economic and political conditions; changes in the price of oil in global markets; changes in foreign currency exchange rates; risks associated with the Company's and TeleCommunication Systems, Inc.'s ("TCS") legacy legal proceedings, customer claims for indemnification and other similar matters; risks associated with the Company’s obligations under its Secured Credit Facility, as amended; risks associated with the Company's large contracts; the impact of H.R.1, also known as the Tax Cuts and Jobs Act ("Tax Reform"), which was enacted in December 2017 in the U.S.; and other factors described in this and the Company's other filings with the Securities and Exchange Commission.

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Consolidated Statements of Operations

	(Unaudited)		(Audited)
	Three months ended July 31,		Twelve months ended July 31,
	2018	2017	2018	2017

Net sales	$167,435,000	$147,762,000	$570,589,000	$550,368,000
Cost of sales	104,447,000	87,350,000	346,648,000	332,183,000
Gross profit	62,988,000	60,412,000	223,941,000	218,185,000

Expenses:
Selling, general and administrative	27,822,000	26,484,000	113,922,000	116,080,000
Research and development	13,906,000	13,889,000	53,869,000	54,260,000
Amortization of intangibles	5,269,000	5,268,000	21,075,000	22,823,000
Settlement of intellectual property litigation	—	—	—	(12,020,000)
	46,997,000	45,641,000	188,866,000	181,143,000

Operating income	15,991,000	14,771,000	35,075,000	37,042,000

Other expenses (income):
Interest expense and other	2,588,000	2,691,000	10,195,000	11,629,000
Interest (income) and other	65,000	(80,000)	254,000	(68,000)

Income before provision for (benefit from) income taxes	13,338,000	12,160,000	24,626,000	25,481,000
Provision for (benefit from) income taxes	5,880,000	4,846,000	(5,143,000)	9,654,000

Net income	$7,458,000	$7,314,000	$29,769,000	$15,827,000

Net income per share:
Basic	$0.31	$0.31	$1.25	$0.68
Diluted	$0.31	$0.31	$1.24	$0.67

Weighted average number of common shares outstanding – basic	23,857,000	23,470,000	23,825,000	23,433,000

Weighted average number of common and common equivalent shares outstanding – diluted	24,270,000	23,566,000	24,040,000	23,489,000

Dividends declared per issued and outstanding common share as of the applicable dividend record date	$0.10	$0.10	$0.40	$0.60
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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Consolidated Balance Sheets
(Audited)

	July 31, 2018	July 31, 2017
Assets
Current assets:
Cash and cash equivalents	$43,484,000	$41,844,000
Accounts receivable, net	147,439,000	124,962,000
Inventories, net	75,076,000	60,603,000
Prepaid expenses and other current assets	13,794,000	13,635,000
Total current assets	279,793,000	241,044,000

Property, plant and equipment, net	28,987,000	32,847,000
Goodwill	290,633,000	290,633,000
Intangibles with finite lives, net	240,796,000	261,871,000
Deferred financing costs, net	2,205,000	3,065,000
Other assets, net	2,743,000	2,603,000
Total assets	$845,157,000	$832,063,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$43,928,000	$29,402,000
Accrued expenses and other current liabilities	65,034,000	68,610,000
Dividends payable	2,356,000	2,343,000
Customer advances and deposits, current	34,452,000	25,771,000
Current portion of long-term debt	17,211,000	15,494,000
Current portion of capital lease and other obligations	1,836,000	2,309,000
Interest payable	499,000	282,000
Total current liabilities	165,316,000	144,211,000

Non-current portion of long-term debt, net	148,087,000	176,228,000
Non-current portion of capital lease and other obligations	765,000	1,771,000
Income taxes payable	2,572,000	2,515,000
Deferred tax liability, net	10,927,000	17,306,000
Customer advances and deposits, non-current	7,689,000	7,227,000
Other liabilities	4,117,000	2,655,000
Total liabilities	339,473,000	351,913,000
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and unissued 2,000,000	—	—
Common stock, par value $.10 per share; authorized 100,000,000 shares; issued 38,860,571 shares and 38,619,467 shares at July 31, 2018 and 2017, respectively	3,886,000	3,862,000
Additional paid-in capital	538,453,000	533,001,000
Retained earnings	405,194,000	385,136,000
	947,533,000	921,999,000
Less:
Treasury stock, at cost (15,033,317 shares at July 31, 2018 and 2017)	(441,849,000)	(441,849,000)
Total stockholders’ equity	505,684,000	480,150,000
Total liabilities and stockholders’ equity	$845,157,000	$832,063,000
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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

Use of Non-GAAP Financial Measures
In order to provide investors with additional information regarding its financial results, this press release contains "Non-GAAP financial measures" under the rules of the SEC. The Company's Adjusted EBITDA is a Non-GAAP measure that represents earnings (loss) before income taxes, interest (income) and other expense, interest expense, amortization of stock-based compensation, amortization of intangibles, depreciation expense, settlement of intellectual property litigation, acquisition plan expenses or strategic alternatives analysis expenses and other. The Company's definition of Adjusted EBITDA may differ from the definition of EBITDA used by other companies and therefore may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is also a measure frequently requested by the Company's investors and analysts. The Company believes that investors and analysts may use Adjusted EBITDA, along with other information contained in its SEC filings, in assessing the Company's performance and comparability of its results with other companies. These Non-GAAP financial measures have limitations as an analytical tool as they exclude the financial impact of transactions necessary to conduct the Company’s business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. These measures are adjusted as described in the reconciliation of GAAP to Non-GAAP in the below table, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. Investors are advised to carefully review the GAAP financial results that are disclosed in the Company’s SEC filings. The Company has not quantitatively reconciled its fiscal 2019 Adjusted EBITDA target to the most directly comparable GAAP measure because items such as stock-based compensation, adjustments to the provision for income taxes, amortization of intangibles and interest expense, which are specific items that impact these measures, have not yet occurred, are out of the Company's control, or cannot be predicted. For example, quantification of stock-based compensation expense requires inputs such as the number of shares granted and market price that are not currently ascertainable. Accordingly, reconciliations to the Non-GAAP forward looking metrics are not available without unreasonable effort and such unavailable reconciling items could significantly impact the Company's financial results.

	Three months ended July 31,		Twelve months ended July 31,
	2018	2017	2018	2017

Reconciliation of GAAP Net Income to Adjusted EBITDA:
Net income	$7,458,000	7,314,000	29,769,000	15,827,000
Provision for (benefit from) income taxes	5,880,000	4,846,000	(5,143,000)	9,654,000
Interest (income) and other	65,000	(80,000)	254,000	(68,000)
Interest expense	2,588,000	2,691,000	10,195,000	11,629,000
Amortization of stock-based compensation	5,638,000	5,526,000	8,569,000	8,506,000
Amortization of intangibles	5,269,000	5,268,000	21,075,000	22,823,000
Depreciation	3,822,000	3,505,000	13,655,000	14,354,000
Settlement of intellectual property litigation	—	—	—	(12,020,000)
Adjusted EBITDA	$30,720,000	29,070,000	78,374,000	70,705,000

ECMTL
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